UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  August 2, 2012

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2012, Plantronics, Inc. (the "Company"), entered into a Second Amendment to Credit Agreement ("Second Amendment") between the Company and Wells Fargo Bank, National Association ("Wells Fargo").  The Second Amendment modifies the Credit Agreement between the Company and Wells Fargo dated May 9, 2011, as modified by a First Amendment to Credit Agreement dated June 11, 2012 ("Credit Agreement"), to extend the term of the Credit Agreement to May 9, 2015, an extension of one year.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and the above summary is qualified in its entirety by reference to the Second Amendment.

Item 2.02 Results of Operations and Financial Condition

On August 6, 2012, the Company issued a press release reporting its results of operations and financial condition for the first quarter of fiscal year 2013 which ended on June 30, 2012, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein, including Exhibit 99.1, attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

On August 6, 2012, the Company announced in its press release titled "Plantronics Announces First Quarter Fiscal Year 2013 Results" that its Board of Directors had declared a cash dividend of $0.10 per share of the Company's common stock, payable on September 10, 2012 to stockholders of record at the close of business on August 20, 2012.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement between Plantronics, Inc. and Wells Fargo Bank, National Association, dated August 2, 2012
99.1	Press release issued by Plantronics, Inc. dated August 6, 2012, entitled "Plantronics Announces First Quarter Fiscal Year 2013 Results"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	PLANTRONICS, INC.

	By:	/s/ Pamela Strayer
	Name:	Pamela Strayer
	Title:	Senior Vice President and Chief Financial Officer